SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

Current Report

______________

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2015 (______________)

PAZOO, Inc.

(Exact name of Registrant as specified in charter)

Nevada	333-178037	27-3984713
(State or other	(Commission file	(I.R.S. Employer
jurisdiction of	number)	Identification Number)
incorporation)

760 State Route 10

Whippany, NJ 07981

(Address of Principal Executive Offices)

(Prior Address if Changed From Last Report)

(973) 884-0136

(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On or about March 10, 2015, the Company, through its wholly owned subsidiary Harris Lee, LLC (“Harris Lee”) entered into a License Agreement with Steep Hill Labs, Inc. (“Steep Hill”) whereby Harris Lee acquired the exclusive rights to use Steep Hill’s propriety, best-in-class, technology and protocols for the testing of cannabis products in the State of Oregon, and conditionally Colorado, together with a right of first refusal for additional states, provided Steep Hill does not elect to establish its own testing facility.  The initial term of License Agreement is for a period of nine (9) with an option to extend for an additional nine (9) years. The Licensing fee, which the Company paid within three (3) days of the execution of the License Agreement, for Oregon is in the amount of $100,000, with an $100,000 to paid based on the contract plus ongoing royalties after the testing laboratory is operational, and an additional $100,000 licensing fee for Colorado with $250,000 follow up licensing fee to paid based on a contractual schedule and ongoing royalties. .  A copy of the License Agreement is attached as Exhibit 99.01.

Item 7.01 Regulation FD Disclosure.

On March 11, 2015, the Company announced in a press release (Pazoo Wholly Owned Subsidiary, Harris Lee, LLC. Signs Definitive Agreement to be the Exclusive Marijuana Testing Laboratory in the State of Oregon for Steep Hill Labs, Inc.) that the Company entered into an exclusive License Agreement with Steep Hill Labs, Inc (See, Item 1.01 above). A copy of the press release is attached hereto as Exhibit 99.02 Also on March 11, 2015, the Company announced in a press release (Pazoo Wholly Owned Subsidiary, Harris Lee, LLC Enters Into Definitive Agreement With Steep Hill Labs, Inc. to Have Right of First Refusal to Set Up Marijuana Testing Labs in the United States) that its License Agreement with Steep Hill contains a right of first refusal for additional facilities throughout the Unites States. (See, Item 1.01 above). A copy of the press release is attached hereto as Exhibit 99.03 On March 19, 2015, the Company announced in a press release (Pazoo Launches Pazoo Investor Facebook Page, Posts Updates on Company and Las Vegas Facility Buildout Done by Ryan Taylor) that the Company launched a Facebook page to give shareholders, and potential shareholders, real time information about the Company and its progress. A copy of the press release is attached hereto as Exhibit 99.04. On March 27, 2015, the Company announced in a press release (Pazoo Launches New Website, Engages GreenHouse IG, LLC as Lead Corporate Expansion and Branding Agent) that GreenHouse IG, LLC was engaged as the new branding agent for the Company and that with GreenHouse’s help the new website was launched. A copy of the press release is attached hereto as Exhibit 99.05. On March 31, 2015, the Company announced in a press release (Pazoo Provides Business Development and Expansion Plan Update) that the it had filed a Preliminary Disclosure Statement on Form 14C to, among other things, increase the number of authorized common shares in order to better manage the capital requirements for the MA & Associates, LLC testing laboratory and the Harris Lee, LLC expansion into states outside of Nevada. A copy of the press release is attached hereto as Exhibit 99.06. On April 1, 2015, the Company announced in a press release (Pazoo's Harris Lee to Take Over Operations at Colorado Marijuana Testing Facility) that pending the successful completion of certain pre-closing contingencies Harris Lee, LLC looked to begin operations in the State of Colorado. A copy of the press release is attached hereto as Exhibit 99.07 On April 13, 2015, the Company announced in a press release (Pazoo Partner, MA and Associates, LLC Hires Industry Sales Vet Michael A. Tulimero to Head Up MA's Newly Created Marketing and Sales Division) that despite the unexpected delay in the opening of the MA & Associates, LLC testing facility in Nevada, MA & Associates began buisling its sales and marketing staff in an effort to capture a large portion of the market share as sson as testing could begin. A copy of the press release is attached hereto as Exhibit 99.08 On April 15, 2015, the Company announced in a press release (Pazoo, Inc. Pays Off Approximately $400,000 of Convertible Notes, Preventing Conversions Into Free Trading Stock and Retiring Millions of Reserve Shares) that in an effort to reduce the number of shares to be issued on outstanding convertible notes, the Company retired approximately $400,000 of convertible note debt. A copy of the press release is attached hereto as Exhibit 99.09. On April 16, 2015, the Company announced in a press release (Pazoo, Inc. to File Form 10-K Within Next Several Business Days) that for the first time in the company’s history it was late in its financial reporting on From 10K. Management felt it is more important to report accurate information, albeit a few days late, than to submit a report which may require a post filing amendment. A copy of the press release is attached hereto as Exhibit 99.010

The information in this Form 8-K being furnished under this Item 7.01 and Exhibit 99.02 and 99.10 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of such Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

a.	Exhibits.

99.01	License Agreement
99.02	Press release dated March 11, 2015
99.03	Press release dated March 11, 2015
99.04	Press release dated March 19, 2015
99.05	Press release dated March 27, 2015
99.06	Press release dated March 31, 2015
99.07	Press release dated April 1, 2015
99.08	Press release dated April 13, 2015
99.09	Press release dated April 15, 2015
99.10	Press release dated April 16, 2015

Signatures

Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2015	PAZOO, INC. (Registrant)

David M. Cunic/ CEO